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                                                                    Exhibit 4.27


                                    GUARANTEE

GUARANTEE (this "GUARANTEE"), dated as of September 30, 2001 made by Statia Terminals Canada, Incorporated, Point Tupper Marine Services Limited and Statia Terminals Canada Holdings, Inc. carrying on business as Statia Terminals Canada Partnership ("STATIA PARTNERSHIP", which term includes any successor Person under the Indenture) is delivered pursuant to Section 4.21 of that certain Indenture (as amended to date, the "INDENTURE") dated as of November 27, 1996 among Statia Terminals International N.V., Statia Terminals Canada, Incorporated, as Issuers, Statia Terminals Corporation N.V., Statia Terminals Delaware, Inc., Statia Terminals, Inc., Statia Terminals N.V., Statia Delaware Holdco II, Inc., Saba Trustcompany N.V., Bicen Development Corporation N.V., Statia Terminals Southwest, Inc., W.P. Company, Inc., Seven Seas Steamship Company, Inc., Seven Seas Steamship Company (Sint Eustatius) N.V., Point Tupper Marine Services Limited, Statia Laboratory Services N.V., Statia Tugs N.V., as Subsidiary Guarantors and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee. Capitalized terms used but not defined herein have the respective meaning assigned thereto in the Indenture.

         Statia Partnership hereby unconditionally guarantees (the "GUARANTEE") on a senior basis (i) the due and punctual payment of the principal amount of and premium and interest on, the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  No officer, employee or partner, as such, of Statia Partnership, including but not limited to Parent and its stockholders, shall have any liability for any obligations of Statia Partnership under this Guarantee or for any claim based on, in respect of or by the reason of such obligations or the creation thereof.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.


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                                       STATIA TERMINALS CANADA
                                       PARTNERSHIP by each of its partner:



                                       Statia Terminals Canada, Incorporated




                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                           Name:   James F. Brenner
                                           Title:  Vice President



                                       Statia Terminals Canada Holdings, Inc.



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                           Name:   James F. Brenner
                                           Title:  Vice President



                                       Point Tupper Marine Services Limited



                                       By: /s/ James F. Brenner
                                           -------------------------------------
                                           Name:    James F. Brenner
                                           Title:   Vice President